Exhibit 99.1

Solera Holdings, Inc. Appoints Renato Giger as Chief Financial Officer;

Corporate Headquarters Will Move to Dallas-Fort Worth Metroplex

SAN DIEGO, July 7/— Solera Holdings, Inc. (NYSE: SLH), the leading global provider of software and services to the automobile insurance claims processing industry, today announced the appointment of Renato Giger to the position of Chief Financial Officer. Giger’s appointment follows Solera’s decision to conclude Dudley Mendenhall’s employment as Chief Financial Officer. Mendenhall’s separation from Solera was not prompted by any regulatory issues nor is it related to Solera’s financial statements or other reporting requirements. Solera notified Mendenhall on July 2, and he will continue to work through August 15 as part of a planned transition.

“We made this change to better align our executive management team with the Solera mission to reach one billion in revenue. Renato has successfully taken on increasing responsibility over the past four years and has consistently contributed to Solera’s growth,” said Tony Aquila, founder, Chairman and CEO of Solera Holdings, Inc. “We would like to thank Dudley for his efforts and wish him well in his future endeavors.”

Giger was previously the Global Corporate Controller of Solera and Chief Financial Officer of EMEA. He has been with Solera since its acquisition of the Claims Service Group from Automated Data Processing, Inc. in 2006 and worked with the predecessor companies for thirteen years.

In addition, Solera announced its decision to move its corporate headquarters and global executive team from San Diego to the Dallas-Fort Worth metroplex. “The relocation of our corporate headquarters to the Dallas-Fort Worth area gives us a broader recruitment pool and better labor arbitrage, cost efficiencies, and improved mobility and access to our markets,” said Aquila. “This will place us closer to main transportation arteries and allows us to share additional business hours with our customers and colleagues around the world.”

The relocation includes the Solera senior executive team which is: Tony Aquila, Founder, Chief Executive Officer, President and Chairman of the Board; John Giamatteo, Chief Operating Officer; Renato Giger, Chief Financial Officer; Abilio Gonzalez, Senior Vice President Corporate Global Human Resources; Jason Brady, General Counsel and Corporate Secretary; and Kamal Hamid, Vice President of Investor Relations.

The corporate headquarters relocation does not impact other U.S.-based operations.

About Solera

Solera is the leading global provider of software and services to the automobile insurance claims processing industry. Solera is active in over 50 countries across six continents. The Solera companies include Audatex in the United States, Canada, and in more than 45 additional countries, Informex in Belgium and Greece, Sidexa in France, ABZ and Market Scan in The Netherlands, HPI in the United Kingdom, Hollander serving the North American recycling market, AUTOonline providing salvage disposition in a number of European and Latin American countries, and IMS providing medical review services. For more information, please refer to the company’s website at http://www.solerainc.com.

Cautions about Forward-Looking Statements

This press release contains forward-looking statements, including statements about our goal to achieve $1 billion in revenue and cost savings resulting from the relocation of our corporate headquarters. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: risks associated with the uncertainty in and volatility of global economic conditions; unpredictability and volatility of our operating results, which include the volatility associated with foreign currency exchange risks, our sales cycle, seasonality and other factors; our reliance on a limited number of customers for a substantial portion of our revenues; risks associated with and possible negative consequences of acquisitions, joint ventures, divestitures and similar transactions, including our ability to successfully integrate our acquired businesses; effects of competition on our software and service pricing and our business; time and expenses associated with customers switching from competitive software and services to our software and services; rapid technology changes in our industry; effects of changes in or violations by us or our customers of government regulations; costs and possible future losses or impairments relating to our acquisitions; the financial impact of future significant restructuring and severance charges; the impact of changes in our tax provision (benefit) or effective tax rate; use of cash to service our debt and effects on our business of restrictive covenants in our debt facility; our ability to obtain additional financing as necessary to support our operations; our ability to pay dividends in future periods; our reliance on third-party information for our software and services; effects of system failures or security breaches on our business and reputation; any material adverse impact of current or future litigation on our results or business; and our dependence on a limited number of key personnel. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2010. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT: Kamal Hamid, Investor Relations of Solera Holdings, Inc., +1-858-946-1676, kamal.hamid@solerainc.com